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                                                                    EXHIBIT 10.1

                             AMENDMENT NO. 3 TO THE
                          1999 STOCK INCENTIVE PLAN OF
                                  AMETEK, INC.

      WHEREAS, AMETEK, Inc. has adopted the 1999 Stock Incentive Plan of AMETEK, Inc. (the "Plan"); and

      WHEREAS, Section 18 of the Plan permits the Committee, as defined in the Plan (the "Committee") to amend the Plan; and

      WHEREAS, the Committee now desires to amend the Plan in certain respects;

      NOW, THEREFORE, the Plan is hereby amended as follows:

      1.    Section 5 shall be amended to read in its entirety as follows:

            "5. Participants. All key employees of the Corporation and its Affiliates shall be eligible to receive Incentive Awards under the Plan. The persons to whom Incentive Awards are to be offered under the Plan and the number of Shares with respect to which Incentive Awards are to be granted to each such person shall be determined by the Committee in its sole discretion subject, however, to the terms and conditions of the Plan."

      2. The provisions of this Amendment No. 3 shall be effective as of May 21, 2002.

      3. Except to the extent hereinabove set forth, the Plan shall remain in full force and effect.

      IN WITNESS WHEREOF, the Committee has caused this Amendment No. 3 to be executed by a duly authorized officer of the Company, and its corporate seal to be affixed, as of the 21st day of May, 2002.



                                          AMETEK, Inc.

                                          By: /S/ John J. Molinelli
                                              --------------------------------
                                              John J. Molinelli


ATTEST:


/S/ Kathryn E. Londra
------------------------------------
Kathryn E. Londra   (SEAL)